Exhibit 99.1

Tenet Reports $336 Million of Adjusted EBITDA for Second Quarter

16.7% Increase in Adjusted EBITDA

6.9% Increase in Net Operating Revenues

Acquisition of Vanguard Health Systems Expected to Close by Year-End

DALLAS — August 6, 2013 — Tenet Healthcare Corporation (NYSE:THC) today reported its results for the second quarter ended June 30, 2013, which included the following:

•            Adjusted EBITDA of $336 million for the second quarter ended June 30, 2013, an increase of $48 million, or 16.7 percent, as compared to Adjusted EBITDA of $288 million in the second quarter of 2012.

•            Income from continuing operations, excluding impairments, restructuring charges, acquisition-related costs, litigation and investigation costs, the loss on early extinguishment of debt, and other tax adjustments, was $69 million after-tax, or $0.66 per diluted share, in the second quarter of 2013.  In the second quarter of 2012, income from continuing operations was $44 million after-tax, or $0.41 per diluted share, excluding litigation and investigation costs, impairments, and restructuring charges.

“Tenet drove a 16.7 percent increase in Adjusted EBITDA through outstanding cost control and revenue growth,” said Trevor Fetter, president and chief executive officer. “We grew both outpatient visits and emergency department volumes in the quarter, and we doubled revenues in our Conifer services business. We are revising our Outlook for 2013 Adjusted EBITDA to growth of 4 to 8 percent reflecting softer than anticipated inpatient volumes. Planning for the integration of our Vanguard Health Systems acquisition is proceeding smoothly, and we expect to close the transaction before the end of this year.”

Discussion of Results   (Percentage changes compare Q2’13 to Q2’12, unless otherwise noted.)

Adjusted admissions declined 0.7 percent in the second quarter reflecting a 2.5 percent increase in outpatient visits and a 3.5 percent decline in inpatient admissions. Outpatient visit growth was 39 percent organic. Emergency department visits increased 2.9 percent, and surgeries increased by 13.9 percent.

Net operating revenues were $2.422 billion, an increase of $157 million, or 6.9 percent, compared to net operating revenues of $2.265 billion in the second quarter of 2012. Total net patient revenue per adjusted admission was $12,208, an increase of 2.7 percent. These pricing increases primarily reflect improved terms in our contracts with commercial managed care payers. Commercial managed care revenue increased 4.7 percent per admission, 6.3 percent per patient day, and 6.9 percent per outpatient visit. Net operating revenues in the second quarter of 2013 included $19 million of additional revenues from the California Provider Fee 30-month Program compared to the second quarter of 2012.

Selected operating expenses of our hospital operations, defined as the sum of salaries, wages and benefits, supplies and other operating expenses excluding the Company’s Conifer services business, increased by 2.4 percent on a per adjusted admission basis. Excluding the incremental expenses related to increased physician employment, this growth was 0.9 percent. Supplies expense per adjusted admission was approximately flat, increasing by only 0.2 percent. Electronic health records incentives were $34 million in the second quarter of 2013 and were zero in the second quarter of 2012. These incentives are not a part of the definition of selected operating expenses.

Bad debt expense increased by $17 million to $207 million in the second quarter of 2013 compared to last year’s second quarter. Bad debt expense as a percent of revenues was 7.9 percent, an increase of 20 basis points, compared to 7.7 percent in the second quarter of 2012. The increase in bad debt expense was primarily attributable to a $15 million increase in uninsured revenues. Our self-pay collection rate improved to 28.7 percent in the second quarter of 2013 compared to 28.5 percent in the second quarter of 2012.

Conifer reported a 12 percent increase in Adjusted EBITDA to $28 million as compared to $25 million in the second quarter of 2012. Conifer’s revenues increased by $111 million to $219 million in this year’s second quarter. The growth in both revenues and Adjusted EBITDA reflects the implementation of Catholic Health Initiatives (“CHI”) revenue cycle operations and other new business.

Net loss attributable to common shareholders in the second quarter of 2013 was $50 million after-tax, or $0.49 per share, compared to a net loss of $6 million after-tax, or $0.06 per diluted share, in the second quarter of 2012.

Cash and cash equivalents were $90 million at June 30, 2013 compared to $95 million at March 31, 2013. The Company had a $33 million balance on its bank line at June 30, 2013. Accounts receivable days improved to 51 days, down from 52 days at March 31, 2013, and 53 days at December 31, 2012.

In the second quarter Tenet invested an additional $92 million to repurchase approximately 1.998 million shares.  Under the current Board authorized repurchase program of $500 million, the Company has invested $292 million in the last three quarters to repurchase 7.859 million shares. Since 2011, Tenet has invested $984 million to repurchase almost 30 percent, or 40.893 million shares, including its convertible preferred stock, at a weighted average price of $24.06 per share.

Outlook for Adjusted EBITDA

Based on inpatient volumes in the first half of 2013, which were significantly softer than initially projected, the Company’s new Outlook range for 2013 Adjusted EBITDA is $1.250 billion to $1.300 billion. The mid-point of this Outlook range represents growth of 6 percent compared to the $1.203 billion reported in 2012. This Outlook excludes the impact of the acquisition of Vanguard Health Systems (“Vanguard”), which is expected to close prior to year-end 2013.

The Outlook for the second half, exclusive of the expected contribution from Vanguard, is expected to be in a range of $640 to $690 million, representing growth of approximately 9 percent compared to Adjusted EBITDA in the first half of $610 million. The Outlook range for the Company’s third quarter Adjusted EBITDA is $275 million to $325 million. The third quarter is expected to be the last quarter reported before closing the Vanguard acquisition.

Management’s Webcast Discussion of Second Quarter Results

Tenet management will discuss the Company’s second quarter 2013 results on a 10:00 a.m. (ET) webcast on August 6, 2013. This webcast may be accessed through Tenet’s website at www.tenethealth.com/investors.

Additional information regarding Tenet’s quarterly results of operations, including detailed tabular operational data, is contained in its Form 10-Q report, which will be filed with the Securities and Exchange Commission and posted on the Tenet investor relations website before the webcast. This press release includes certain non-GAAP measures, such as Adjusted EBITDA. A reconciliation of Adjusted EBITDA to net income attributable to Tenet common shareholders is included in the financial tables at the end of this release.

About Tenet

Tenet Healthcare Corporation, a leading health care services company, through its subsidiaries operates 49 hospitals, 129 outpatient centers and Conifer Health Solutions, a leader in business process solutions for health care providers serving more than 600 hospital and other clients nationwide. Tenet’s hospitals and related health care facilities are committed to providing high quality care to patients in the communities they serve. For more information, please visit www.tenethealth.com.

# # #

Media: Steven Campanini (469) 893-2640	Investors: Thomas Rice (469) 893-2522
Steven.Campanini@tenethealth.com	Thomas.Rice@tenethealth.com

This document contains “forward-looking statements” — that is, statements that relate to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” or “will.”

Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of our merger agreement with Vanguard Health Systems, Inc. (“Vanguard”); the failure to satisfy conditions to completion of the proposed merger, including receipt of regulatory approvals; changes in the business or operating prospects of Vanguard; and the other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2012, and in our quarterly reports on Form 10-Q, periodic reports on Form 8-K and other filings with the Securities and Exchange Commission. The information contained in this release is as of the date hereof. The Company assumes no obligation to update forward-looking statements contained in this release as a result of new information or future events or developments.

Tenet uses its company website to provide important information to investors about the company including the posting of important announcements regarding financial performance and corporate developments.

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,
(Dollars in millions except per share amounts)	2013	%	2012	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,629		$2,455		7.1%
Less: Provision for doubtful accounts	207		190		8.9%
Net operating revenues	2,422	100.0%	2,265	100.0%	6.9%
Operating expenses:
Salaries, wages and benefits	1,166	48.1%	1,054	46.5%	10.6%
Supplies	387	16.0%	389	17.2%	(0.5)%
Other operating expenses, net	567	23.4%	534	23.7%	6.2%
Electronic health record incentives	(34)	(1.4)%	—	—%	100.0%
Depreciation and amortization	121	5.0%	104	4.6%	16.3%
Impairment and restructuring charges, and acquisition-related costs	11	0.5%	3	0.1%
Litigation and investigation costs	2	0.1%	1	—%
Operating income	202	8.3%	180	7.9%
Interest expense	(98)		(102)
Loss from early extinguishment of debt	(171)		—
Investment earnings	1		—
Income (loss) from continuing operations, before income taxes	(66)		78
Income tax benefit (expense)	20		(30)
Income (loss) from continuing operations, before discontinued operations	(46)		48
Discontinued operations:
Income from operations	6		1
Impairment of long-lived assets and goodwill, and restructuring charges, net	—		(100)
Net gains on sales of facilities	—		2
Income tax benefit (expense)	(3)		29
Income (loss) from discontinued operations	3		(68)
Net Loss	(43)		(20)
Less: Preferred stock dividends	—		4
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	7		2
Discontinued operations	—		(20)
Loss attributable to Tenet Healthcare Corporation common shareholders	$(50)		$(6)

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(53)		$42
Income (loss) from discontinued operations, net of tax	3		(48)
Loss attributable to Tenet Healthcare Corporation common shareholders	$(50)		$(6)

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(0.52)		$0.40
Discontinued operations	0.03		(0.46)
	$(0.49)		$(0.06)
Diluted
Continuing operations	$(0.52)		$0.39
Discontinued operations	0.03		(0.45)
	$(0.49)		$(0.06)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,010		103,753
Diluted	103,010		106,927

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions except per share amounts)	2013	%	2012	%	Change
Net operating revenues:
Net operating revenues before provision for doubtful accounts	$5,223		$4,946		5.6%
Less: Provision for doubtful accounts	414		379		9.2%
Net operating revenues	4,809	100.0%	4,567	100.0%	5.3%
Operating expenses:
Salaries, wages and benefits	2,327	48.4%	2,116	46.3%	10.0%
Supplies	771	16.0%	788	17.3%	(2.2)%
Other operating expenses, net	1,135	23.6%	1,065	23.3%	6.6%
Electronic health record incentives	(34)	(0.7)%	—	—%	100.0%
Depreciation and amortization	235	4.9%	204	4.5%	15.2%
Impairment and restructuring charges, and acquisition-related costs	25	0.5%	6	0.1%
Litigation and investigation costs	2	0.1%	3	0.1%
Operating income	348	7.2%	385	8.4%
Interest expense	(201)		(200)
Loss from early extinguishment of debt	(348)		—
Investment earnings	1		1
Income (loss) from continuing operations, before income taxes	(200)		186
Income tax benefit (expense)	73		(72)
Income (loss) from continuing operations, before discontinued operations	(127)		114
Discontinued operations:
Income from operations	3		3
Impairment of long-lived assets and goodwill, and restructuring charges, net	0		(100)
Net gains on sales of facilities	0		2
Income tax benefit (expense)	(2)		28
Income (loss) from discontinued operations	1		(67)
Net income (loss)	(126)		47
Less: Preferred stock dividends	—		10
Less: Net income (loss) attributable to noncontrolling interests
Continuing operations	12		5
Discontinued operations	—		(20)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(138)		$52

Amounts attributable to Tenet Healthcare Corporation common shareholders
Income (loss) from continuing operations, net of tax	$(139)		$99
Income (loss) from discontinued operations, net of tax	1		(47)
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(138)		$52

Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(1.34)		$0.96
Discontinued operations	0.01		(0.46)
	$(1.33)		$0.50
Diluted
Continuing operations	$(1.34)		$0.93
Discontinued operations	0.01		(0.44)
	$(1.33)		$0.49
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	103,557		103,298
Diluted	103,557		108,680

TENET HEALTHCARE CORPORATION

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Dollars in millions)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$90	$364
Accounts receivable, less allowance for doubtful accounts	1,369	1,345
Inventories of supplies, at cost	153	153
Income tax receivable	12	7
Current portion of deferred income taxes	350	354
Other current assets	600	458
Total current assets	2,574	2,681
Investments and other assets	166	162
Deferred income taxes, net of current portion	420	342
Property and equipment, at cost, less accumulated depreciation and amortization	4,326	4,293
Goodwill	970	916
Other intangible assets, at cost, less accumulated amortization	700	650
Total assets	$9,156	$9,044

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$71	$94
Accounts payable	587	722
Accrued compensation and benefits	402	415
Professional and general liability reserves	84	64
Accrued interest payable	91	125
Other current liabilities	423	343
Total current liabilities	1,658	1,763
Long-term debt, net of current portion	5,564	5,158
Professional and general liability reserves	265	292
Other long-term liabilities	608	597
Total liabilities	8,095	7,810
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	80	16
Equity:
Shareholders’ equity:
Common stock	7	7
Additional paid-in capital	4,552	4,471
Accumulated other comprehensive loss	(68)	(68)
Accumulated deficit	(1,426)	(1,288)
Common stock in treasury, at cost	(2,170)	(1,979)
Total shareholders’ equity	895	1,143
Noncontrolling interests	86	75
Total equity	981	1,218
Total liabilities and equity	$9,156	$9,044

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions)	2013	2012
Net income (loss)	$(126)	$47
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	235	204
Provision for doubtful accounts	414	379
Deferred income tax expense (benefit)	(76)	37
Stock-based compensation expense	19	17
Impairment and restructuring charges, and acquisition-related costs	25	6
Litigation and investigation costs	2	3
Loss from early extinguishment of debt	348	—
Amortization of debt discount and debt issuance costs	9	11
Pre-tax (income) loss from discontinued operations	(3)	95
Other items, net	(18)	(4)
Changes in cash from operating assets and liabilities:
Accounts receivable	(445)	(450)
Inventories and other current assets	(166)	(116)
Income taxes	(4)	(5)
Accounts payable, accrued expenses and other current liabilities	(65)	23
Other long-term liabilities	5	26
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(19)	(50)
Net cash used in operating activities from discontinued operations, excluding income taxes	(7)	(22)
Net cash provided by operating activities	128	201
Cash flows from investing activities:
Purchases of property and equipment — continuing operations	(256)	(251)
Purchases of property and equipment — discontinued operations	—	(1)
Purchases of businesses or joint venture interests	(16)	(13)
Proceeds from sales of facilities and other assets — discontinued operations	1	10
Proceeds from sales of marketable securities, long-term investments and other assets	3	5
Other long-term assets	6	(3)
Other items, net	2	5
Net cash used in investing activities	(260)	(248)
Cash flows from financing activities:
Repayments of borrowings under credit facility	(620)	(973)
Proceeds from borrowings under credit facility	653	1,093
Repayments of other borrowings	(1,967)	(67)
Proceeds from other borrowings	1,907	292
Repurchases of preferred stock	—	(292)
Deferred debt issuance costs	(30)	(2)
Repurchases of common stock	(192)	(26)
Cash dividends on preferred stock	—	(12)
Distributions paid to noncontrolling interests	(10)	(6)
Contributions from noncontrolling interests	98	2
Proceeds from exercise of stock options	21	4
Other items, net	(2)	3
Net cash provided by (used in) financing activities	(142)	16
Net decrease in cash and cash equivalents	(274)	(31)
Cash and cash equivalents at beginning of period	364	113
Cash and cash equivalents at end of period	$90	$82
Supplemental disclosures:
Interest paid, net of capitalized interest	$(226)	$(181)
Income tax payments, net	$(8)	$(11)

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

(Dollars in millions except per patient day, per	Three Months Ended June 30,			Six Months Ended June 30,
admission and per visit amounts)	2013	2012	Change	2013	2012	Change

Net inpatient revenues	$1,542	$1,548	(0.4)%	$3,078	$3,155	(2.4)%
Net outpatient revenues	$844	$791	6.7%	$1,657	$1,557	6.4%

Number of acute care hospitals (at end of period)	49	49	— *	49	49	— *
Licensed beds (at end of period)	13,180	13,176	—%	13,180	13,176	—%
Average licensed beds	13,180	13,176	—%	13,180	13,157	0.2%
Utilization of licensed beds	47.3%	49.2%	(1.9)%*	49.1%	50.4%	(1.3)%*
Patient days — total	567,390	590,437	(3.9)%	1,170,675	1,207,896	(3.1)%
Adjusted patient days	909,720	919,718	(1.1)%	1,849,560	1,866,872	(0.9)%
Net inpatient revenue per patient day	$2,718	$2,622	3.7%	$2,629	$2,612	0.7%
Total admissions	120,722	125,136	(3.5)%	246,651	256,326	(3.8)%
Adjusted patient admissions	195,440	196,831	(0.7)%	393,105	399,630	(1.6)%
Net inpatient revenue per admission	$12,773	$12,371	3.2%	$12,479	$12,309	1.4%
Average length of stay (days)	4.70	4.72	(0.4)%	4.75	4.71	0.8%
Total surgeries	108,669	95,422	13.9%	210,082	188,650	11.4%
Outpatient visits	1,072,712	1,046,768	2.5%	2,127,501	2,078,379	2.4%
Net outpatient revenue per visit	$787	$756	4.1%	$779	$749	4.0%

Net Patient Revenues from:
Medicare	21.0%	22.7%	(1.7)%*	22.0%	24.6%	(2.6)%*
Medicaid	9.9%	10.0%	(0.1)%*	9.0%	8.7%	0.3%*
Managed care	58.1%	56.8%	1.3%*	58.0%	56.3%	1.7%*
Indemnity, self-pay and other	11.0%	10.5%	0.5%*	11.0%	10.4%	0.6%*

* This change is the difference between the 2013 and 2012 amounts shown

TENET HEALTHCARE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

Fiscal 2013 Calendar Quarter

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions except per share amounts)	03/31/13	06/30/13	06/30/13

Net operating revenues:
Net operating revenues before provision for doubtful accounts	$2,594	$2,629	$5,223
Less: Provision for doubtful accounts	207	207	414
Net operating revenues	2,387	2,422	4,809
Operating expenses:
Salaries, wages and benefits	1,161	1,166	2,327
Supplies	384	387	771
Other operating expenses, net	568	567	1,135
Electronic health record incentives	—	(34)	(34)
Depreciation and amortization	114	121	235
Impairment and restructuring charges, and acquisition-related costs	14	11	25
Litigation and investigation costs	—	2	2
Operating income	146	202	348
Interest expense	(103)	(98)	(201)
Loss from early extinguishment of debt	(177)	(171)	(348)
Investment earnings	—	1	1
Loss from continuing operations, before income taxes	(134)	(66)	(200)
Income tax benefit	53	20	73
Loss from continuing operations, before discontinued operations	(81)	(46)	(127)
Discontinued operations:
Income (loss) from operations	(3)	6	3
Income tax benefit (expense)	1	(3)	(2)
Income (loss) from discontinued operations	(2)	3	1
Net loss	(83)	(43)	(126)
Less: Net income attributable to noncontrolling interests
Continuing operations	5	7	12
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(88)	$(50)	$(138)
Amounts attributable to Tenet Healthcare Corporation common shareholders
Loss from continuing operations, net of tax	$(86)	$(53)	$(139)
Income (loss) from discontinued operations, net of tax	(2)	3	1
Net loss attributable to Tenet Healthcare Corporation common shareholders	$(88)	$(50)	$(138)
Earnings (loss) per share attributable to Tenet Healthcare Corporation common shareholders
Basic
Continuing operations	$(0.83)	$(0.52)	$(1.34)
Discontinued operations	(0.02)	0.03	0.01
	$(0.85)	$(0.49)	$(1.33)
Diluted
Continuing operations	$(0.83)	$(0.52)	$(1.34)
Discontinued operations	(0.02)	0.03	0.01
	$(0.85)	$(0.49)	$(1.33)
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	104,103	103,010	103,557
Diluted	104,103	103,010	103,557

TENET HEALTHCARE CORPORATION

SELECTED STATISTICS — CONTINUING HOSPITALS

(Unaudited)

	Three Months Ended		Six Months Ended
(Dollars in millions except per patient day, per admission and per visit amounts)	03/31/13	06/30/13	06/30/13

Net inpatient revenues	$1,536	$1,542	$3,078
Net outpatient revenues	$813	$844	$1,657

Number of acute care hospitals (at end of period)	49	49	49
Licensed beds (at end of period)	13,180	13,180	13,180
Average licensed beds	13,180	13,180	13,180
Utilization of licensed beds	50.9%	47.3%	49.1%
Patient days — total	603,285	567,390	1,170,675
Adjusted patient days	939,840	909,720	1,849,560
Net inpatient revenue per patient day	$2,546	$2,718	$2,629
Total admissions	125,929	120,722	246,651
Adjusted patient admissions	197,665	195,440	393,105
Net inpatient revenue per admission	$12,197	$12,773	$12,479
Average length of stay (days)	4.79	4.70	4.75
Total surgeries	101,413	108,669	210,082
Outpatient visits	1,054,789	1,072,712	2,127,501
Net outpatient revenue per visit	$771	$787	$779

Net Patient Revenues from:
Medicare	23.0%	21.0%	22.0%
Medicaid	8.0%	9.9%	9.0%
Managed care	57.9%	58.1%	58.0%
Indemnity, self-pay and other	11.1%	11.0%	11.0%

TENET HEALTHCARE CORPORATION

SEGMENT REPORTING

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Hospital Operations and other	$8,889	$8,825
Conifer	267	219
Total	$9,156	$9,044

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Capital expenditures:
Hospital Operations and other	$117	$114	$248	$247
Conifer	6	2	8	5
Total	$123	$116	$256	$252

Net operating revenues:
Hospital Operations and other	$2,297	$2,247	$4,565	$4,532
Conifer
Tenet	94	90	186	180
Other customers	125	18	244	35
	2,516	2,355	4,995	4,747
Intercompany eliminations	(94)	(90)	(186)	(180)
Total	$2,422	$2,265	$4,809	$4,567

Adjusted EBITDA:
Hospital Operations and other	$308	$263	$550	$548
Conifer	28	25	60	50
Total	$336	$288	$610	$598

Depreciation and amortization:
Hospital Operations and other	$115	$101	$225	$199
Conifer	6	3	10	5
Total	$121	$104	$235	$204

Adjusted EBITDA	$336	$288	$610	$598
Depreciation and amortization	(121)	(104)	(235)	(204)
Impairments and restructuring charges, and acquisition-related costs	(11)	(3)	(25)	(6)
Litigation and investigation costs	(2)	(1)	(2)	(3)
Interest expense	(98)	(102)	(201)	(200)
Loss from early extinguishment of debt	(171)	—	(348)	—
Investment earnings	1	—	1	1
Income (loss) before income taxes	$(66)	$78	$(200)	$186

(1) Reconciliation of Adjusted EBITDA

Adjusted EBITDA, a non-GAAP term, is defined by the Company as net income (loss) attributable to Tenet Healthcare Corporation common shareholders before (1) the cumulative effect of changes in accounting principle, net of tax; (2) net loss (income) attributable to noncontrolling interests; (3) preferred stock dividends; (4) income (loss) from discontinued operations, net of tax; (5) income tax benefit (expense); (6) investment earnings (loss); (7) gain (loss) from early extinguishment of debt; (8) net gain (loss) on sales of investments; (9) interest expense; (10) litigation and investigation benefit (costs), net of insurance recoveries; (11) hurricane insurance recoveries, net of costs; (12) impairment and restructuring charges and acquisition-related costs; and (13) depreciation and amortization. The Company’s Adjusted EBITDA may not be comparable to EBITDA reported by other companies.

The Company provides this information as a supplement to GAAP information to assist itself and investors in understanding the impact of various items on its financial statements, some of which are recurring or involve cash payments. The Company uses this information in its analysis of the performance of its business excluding items that it does not consider as relevant in the performance of its hospitals in continuing operations. In addition, from time to time we use this measure to define certain performance targets under our compensation programs. Adjusted EBITDA is not a measure of liquidity, but is a measure of operating performance that management uses in its business as an alternative to net income (loss) attributable to Tenet Healthcare Corporation common shareholders. Because Adjusted EBITDA excludes many items that are included in our financial statements, it does not provide a complete measure of our operating performance. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

The reconciliation of net income (loss) attributable to Tenet Healthcare Corporation common shareholders, the most comparable GAAP term, to Adjusted EBITDA, is set forth in the first table below for the three and six months ended June 30, 2013 and 2012.

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #1 - Reconciliation of Adjusted EBITDA to Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in millions)	2013	2012	2013	2012
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(50)	$(6)	$(138)	$52
Less: Net (income) loss attributable to noncontrolling interests	(7)	18	(12)	15
Preferred stock dividends	—	(4)	—	(10)
Income (loss) from discontinued operations, net of tax	3	(68)	1	(67)
Income (loss) from continuing operations	(46)	48	(127)	114
Income tax (expense) benefit	20	(30)	73	(72)
Investment earnings	1	—	1	1
Loss from early extinguishment of debt	(171)	—	(348)	—
Interest expense	(98)	(102)	(201)	(200)
Operating income	202	180	348	385
Litigation and investigation costs	(2)	(1)	(2)	(3)
Impairment and restructuring charges, and acquisition-related costs	(11)	(3)	(25)	(6)
Depreciation and amortization	(121)	(104)	(235)	(204)
Adjusted EBITDA	$336	$288	$610	$598

Net operating revenues	$2,422	$2,265	$4,809	$4,567

Adjusted EBITDA as % of net operating revenues (Adjusted EBITDA margin)	13.9%	12.7%	12.7%	13.1%

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #2 - Reconciliation of Adjusted Free Cash Flow

(Unaudited)

	Six Months Ended June 30,
(Dollars in millions)	2013	2012
Net cash provided by operating activities	$128	$201
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements	(19)	(50)
Net cash used in operating activities from discontinued operations	(7)	(22)
Adjusted net cash provided by operating activities — continuing operations	154	273
Purchases of property and equipment — continuing operations	(256)	(251)
Adjusted free cash flow — continuing operations	$(102)	$22

Table #3 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Net Income Attributable to Tenet Healthcare Corporation Common Shareholders

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions)	Low	High
Net income (loss) attributable to Tenet Healthcare Corporation common shareholders	$(43)	$29
Less:
Net (income) loss attributable to noncontrolling interests	(25)	(15)
Loss from discontinued operations, net of tax	(5)	0
Income (loss) from continuing operations	$(13)	$44
Income tax expense (benefit) (a)	7	(26)
Income (loss) from continuing operations, before income taxes	$(20)	$70
Loss from early extinguishment of debt	(348)	(348)
Interest expense, net	(400)	(380)
Operating income	$728	$798
Impairment and restructuring charges, acquisition-related costs and litigation costs(b)	(27)	(27)
Depreciation and amortization	(495)	(475)
Adjusted EBITDA	$1,250	$1,300
Net operating revenues	$9,700	$9,900

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	12.9%	13.1%

(a)        Uses tax rate of 37% excluding unusual adjustments

(b)       Company does not forecast impairment and restructuring charges, acquisition-related costs and litigation costs

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #4 - Reconciliation of Outlook Adjusted EBITDA to

Outlook Normalized Income from Continuing Operations

for the Year Ending December 31, 2013

(Unaudited)

	Q3 2013		2013
(Dollars in millions except per share amounts)	Low	High	Low	High
Adjusted EBITDA	$275	$325	$1,250	$1,300
Depreciation and amortization	(130)	(120)	(495)	(475)
Interest expense, net	(100)	(90)	(400)	(380)
Normalized income from continuing operations before income taxes	$45	$115	$355	$445
Income tax expense (a)	(17)	(43)	(131)	(165)
Normalized income from continuing operations	$28	$72	$224	$280
Net (income) loss attributable to noncontrolling interests	(7)	(5)	(25)	(15)
Normalized net income attributable to common shareholders	$21	$67	$199	$265

Fully diluted weighted average share outstanding (in millions)	103	103	104	104

Normalized fully diluted earnings per share — continuing operations	$0.20	$0.65	$1.91	$2.55

(a) Uses tax rate of 37% excluding unusual adjustments

TENET HEALTHCARE CORPORATION

Additional Supplemental Non-GAAP Disclosures

Table #5 - Reconciliation of Outlook Adjusted Free Cash Flow

for the Year Ending December 31, 2013

(Unaudited)

	2013
(Dollars in millions)	Low	High
Net cash provided by operating activities	$625	$745
Less:
Payments for restructuring charges, acquisition-related costs and litigation costs and settlements	(30)	(20)
Net cash used in operating activities from discontinued operations	(20)	(10)
Adjusted net cash provided by operating activities — continuing operations	$675	$775
Purchases of property and equipment — continuing operations	(600)	(550)
Adjusted free cash flow — continuing operations	$75	$225